AMENDMENT NO. 1 TO MANAGEMENT FEE WAIVER AGREEMENT

This Amendment No. 1 to the Management Fee Waiver Agreement (the “Fee Waiver Agreement”), dated May 1, 2011, by and between MetLife Advisers, LLC (the “Adviser”) and Met Investors Series Trust (the “Trust”) on behalf of each series of the Trust listed in Section 1 of the Fee Waiver Agreement (each a “Portfolio,” and collectively, the “Portfolios”), is entered into effective the 24th day of May 2011.

WHEREAS, the Fee Waiver Agreement modifies the compensation payable to the Adviser by the Portfolios under the Management Agreement dated December 8, 2000, as amended from time to time (“Management Agreement”), pursuant to which the Adviser provides investment management services to each Portfolio for compensation based on the value of the average daily net assets of each Portfolio;

WHEREAS, the Trust and the Adviser desire to make certain changes to the Fee Waiver Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Trust and the Adviser hereby agree that the Fee Waiver Agreement is amended as follows:

1. Section 1 of the Fee Waiver Agreement as it relates to the Met/Franklin Income Portfolio, the Met/Franklin Low Duration Total Return Portfolio and the Met/Templeton Growth Portfolio is hereby amended to change the management fee waivers for the period from May 24, 2011 to April 30, 2012 to the following:

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Met/Franklin Income Portfolio	0.80% of the first $200 million of such assets plus 0.675% of such assets over $200 million up to $500 million plus 0.65% of such assets over $500 million

0.80% of the first $200 million of such assets plus 0.675% of such assets over $200 million up to $500 million plus 0.65% of such assets over $500 million

* For purposes of determining the annual advisory fee rate pursuant to Schedule A of the

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Investment Advisory Agreement, as amended, relating to the Met/Franklin Income Portfolio (the “Advisory Agreement”), the assets of the Met/Franklin Income Portfolio are aggregated with the assets of the Met/Franklin Low Duration Total Return Portfolio, Met/Franklin Mutual Shares Portfolio, Met/Templeton Growth Portfolio and Met/Templeton International Bond Portfolio (collectively, the “Related Portfolios”). The aggregated assets of the Related Portfolios are then applied to the fee schedule set forth in Schedule A of the Advisory Agreement and the resulting effective rate is applied to the actual assets of the Met/Franklin Income Portfolio to determine the annual advisory fee rate. The difference in the advisory fee payable by the Adviser to Franklin Advisers, Inc., if any, from the aggregation of the assets of the Related Portfolios shall be deducted from the management fee payable by the Met/Franklin Income Portfolio to the Adviser pursuant to the Management Agreement.

Met/Franklin Low Duration Total Return Portfolio	0.52% of the first $100 million of such assets plus 0.51% of such assets over $100 million up to $250 million plus 0.50% of such assets over $250 million up to $500 million plus 0.49% of such assets over $500 up to $1 billion plus 0.47% of such assets over $1 billion up to $1.5 billion plus 0.45% of such assets over $1.5 billion	0.52% of the first $100 million of such assets plus 0.51% of such assets over $100 million up to $250 million plus 0.50% of such assets over $250 million up to $500 million plus 0.49% of such assets over $500 up to $1 billion plus 0.47% of such assets over $1 billion up to $1.5 billion plus 0.45% of such assets over $1.5 billion

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
* For purposes of determining the annual subadvisory fee rate pursuant to Schedule A of the Investment Subadvisory Agreement, as amended, relating to the Met/Franklin Low Duration Total Return Portfolio (the “Subadvisory Agreement”), the assets of the Met/Franklin Low Duration Total Return Portfolio are aggregated with the assets of the Met/Franklin Income Portfolio, Met/Franklin Mutual Shares Portfolio, Met/Templeton Growth Portfolio and Met/Templeton International Bond Portfolio (collectively, the “Related Portfolios”). The aggregated assets of the Related Portfolios are then applied to the fee schedule set forth in Schedule A of the Subadvisory Agreement and the resulting effective rate is applied to the actual assets of the Met/Franklin Low Duration Total Return Portfolio to determine the annual subadvisory fee rate. The difference in the subadvisory fee payable by the Adviser to Franklin Advisers, Inc., if any, from the aggregation of the assets of the Related Portfolios shall be deducted from the management fee payable by the Met/Franklin Low Duration Total Return Portfolio to the Adviser pursuant to the Management Agreement.

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Met/Templeton Growth Portfolio	0.70% of the first $100 million of such assets plus 0.68% of such assets over $100 million up to $250 million plus 0.67% of such assets over $250 million up to $500 million plus 0.66% of such assets over $500 million up to $750 million plus 0.65% of such assets over $750 million

0.70% of the first $100 million of such assets plus 0.68% of such assets over $100 million up to $250 million plus 0.67% of such assets over $250 million up to $500 million plus 0.66% of such assets over $500 million up to $750 million plus 0.65% of such assets over $750 million

* For purposes of determining the annual advisory fee rate pursuant to Schedule A of the Investment Advisory Agreement, as amended, relating to the Met/Templeton Growth Portfolio (the “Advisory Agreement”), the assets of the Met/Templeton Growth Portfolio are aggregated with the assets of the Met/Franklin Income Portfolio, Met/Franklin Low Duration Total Return Portfolio, Met/Franklin Mutual Shares Portfolio and Met/Templeton International Bond Portfolio (collectively, the “Related Portfolios”). The aggregated assets of the Related Portfolios are then applied to the fee schedule set forth in Schedule A of the Advisory Agreement and the resulting effective rate is applied to the actual assets of the Met/Templeton Growth Portfolio to determine the annual advisory fee rate. The difference in the advisory fee payable by the Adviser to Templeton Global Advisors

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
Limited, if any, from the aggregation of the assets of the Related Portfolios shall be deducted from the management fee payable by the Met/Templeton Growth Portfolio to the Adviser pursuant to the Management Agreement.

2. Section 1 of the Fee Waiver Agreement hereby is amended to add the following management fee waiver for the period from May 24, 2011 to April 30, 2012:

Portfolio	Fee Schedule Before Waiver (as a percentage of average daily net assets)	Fee Schedule After Waiver (as a percentage of average daily net assets)
BlackRock Large Cap Core Portfolio	0.625% of first $250 million of such assets plus 0.60% of such assets over $250 million up to $500 million plus 0.575% of such assets over $500 million up to $1 billion plus 0.55% on such assets over $1 billion up to $2 billion plus 0.50% of such assets over $2 billion	0.625% of first $250 million of such assets plus 0.60% of such assets over $250 million up to $500 million plus 0.550% of such assets over $500 million up to $1 billion plus 0.525% on such assets over $1 billion up to $2 billion plus 0.50% of such assets over $2 billion

3. All other terms and conditions of the Fee Waiver Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the 24th day of May, 2011.

MET INVESTORS SERIES TRUST on behalf of the Portfolios		METLIFE ADVISERS, LLC

By:	/s/ Jeffrey A. Tupper	By:	/s/ Jeffrey A. Tupper
Name:	Jeffrey A. Tupper	Name:	Jeffrey A. Tupper
Title:	Treasurer	Title:	Vice President

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